Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT

Contact: Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2018 FIRST QUARTER OPERATING RESULTS

Milwaukee, Wisconsin – October 26, 2017 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended October 1, 2017.

Net sales for the Company’s fiscal 2018 first quarter ended October 1, 2017 were $102.5 million, compared to net sales of $100.2 million for the prior year quarter ended October 2, 2016.  Net income for the current year quarter was $2.5 million, compared to net income of $1.5 million in the prior year quarter.  Diluted earnings per share for the current year quarter were $0.67 compared to diluted earnings per share of $0.42 in the prior year quarter.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	October 1, 2017	October 2, 2016

Fiat Chrysler Automobiles	$24,102	$23,872
General Motors Company	20,338	21,983
Ford Motor Company	15,373	14,953
Tier 1 Customers	15,743	17,838
Commercial and Other OEM Customers	17,867	13,612
Hyundai / Kia	9,037	7,986
TOTAL	$102,460	$100,244

Sales to Fiat Chrysler Automobiles and Ford Motor Company in the current year quarter were essentially flat in comparison to the prior year quarter. The decrease in sales to General Motors Company in the current year quarter was primarily attributed to lower production volumes and content on products we supplied to Opel Automotive GmbH as part of our General Motors business in the prior year quarter. We now supply these products directly to Opel Automotive. Sales to Tier 1 Customers decreased during the current year quarter due to lower sales on our driver controls products.  Sales to Commercial and Other OEM Customers during the current year quarter increased in comparison to the prior year quarter mainly due to new customer programs at Honda of America Manufacturing, Inc. These customers, along with the Tier 1 Customers, primarily represent purchasers of vehicle access control products, such as latches, fobs, driver controls and door handles and related components, that we have developed in recent years to complement our historic core business of locks and keys.  The increase in sales to Hyundai / Kia in the current year quarter was principally due to higher levels of production on vehicles for which we supply components.

The gross profit margins were 13.1 percent in the current year quarter compared to 14.8 percent in the prior year quarter.  The decrease in gross profit margin in the current year quarter compared to the prior year quarter was attributed to higher than expected production and expediting costs with new product launches occurring during the 2018 fiscal first quarter, in particular in connection with the opening of our new paint facility in Leon, Mexico, to meet certain customer schedules and due to an unfavorable Mexican Peso to US Dollar exchange rate affecting our operations in Mexico.

Engineering, Selling and Administrative expenses as a percentage of net sales decreased to 9.8 percent in the current year quarter from 11.3 percent in the prior year quarter. Overall, operating expenses were lower in the current year quarter primarily due to utilizing fewer third party vendors for a portion of our new product development work as compared to the prior year quarter.

Included in “Other Income (Expense), Net” in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	October 1, 2017	October 2, 2016

Equity Earnings of VAST LLC Joint Venture	$1,035	$390
Equity Loss of STRATTEC Advanced Logic LLC	(9)	(328)
Net Foreign Currency Transaction Gain (Loss)	63	(440)
Other	24	198
	$1,113	$(180)

Frank Krejci, President and CEO commented:

“We are going through a very busy and exciting time as we launch an unusually large amount of new business over the next year.  At the same time, our new plant in Leon, Mexico is just beginning a ramp-up phase.  While both efforts put pressure on our earnings now, they are expected to have a positive impact in the years ahead.  Throughout this fiscal year our focus will continue to be on improving operating efficiency, reducing costs and discontinuing small customer programs which are  not meeting our expectations.

I am very proud of our STRATTEC Power Access Group for recently being highlighted in Automotive News as a finalist for the Pace Award (Premier Automotive Suppliers’ Contribution to Excellence Award).  Pace highlights and honors innovative new products for the automotive industry.  We received recognition for our overhead lift gate system which we developed for the all-new 2018 Honda Odyssey minivan.  It has the advantage of a cleaner look and improved clearance for loading vehicles.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our companies' products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION

Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended

	October 1, 2017	October 2, 2016

Net Sales	$102,460	$100,244
Cost of Goods Sold	88,997	85,441
Gross Profit	13,463	14,803

Engineering, Selling & Administrative Expenses	10,042	11,283
Income from Operations	3,421	3,520

Interest Income	4	41
Interest Expense	(203)	(78)
Other Income (Expense), Net	1,113	(180)
Income before Provision for Income Taxes and Non-Controlling Interest	4,335	3,303

Provision for Income Taxes	1,066	898

Net Income	3,269	2,405
Net Income Attributable to Non-Controlling Interest	(813)	(863)

Net Income Attributable to STRATTEC SECURITY CORP.	$2,456	$1,542
Earnings Per Share:
Basic	$0.68	$0.43
Diluted	$0.67	$0.42
Average Basic Shares Outstanding	3,611	3,576

Average Diluted Shares Outstanding	3,681	3,661

Other
Capital Expenditures	$7,571	$7,446
Depreciation & Amortization	$3,095	$2,760

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	October 1, 2017	July 2, 2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,498	$8,361
Receivables, net	64,016	64,933
Inventories, net	39,395	35,476
Other current assets	21,959	20,235
Total Current Assets	133,868	129,005
Investment in Joint Ventures	18,416	16,840
Other Long Term Assets	16,906	16,278
Property, Plant and Equipment, Net	114,506	111,591
	$283,696	$273,714
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$39,908	$39,679
Other	26,286	28,216
Total Current Liabilities	66,194	67,895
Accrued Pension and Post Retirement Obligations	2,455	2,495
Borrowings Under Credit Facility	40,000	30,000
Other Long-term Liabilities	618	610
Shareholders’ Equity	322,131	319,798
Accumulated Other Comprehensive Loss	(32,235)	(32,888)
Less: Treasury Stock	(135,811)	(135,822)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	154,085	151,008
Non-Controlling Interest	20,344	21,626
Total Shareholders’ Equity	174,429	172,714
	$283,696	$273,714

STRATTEC SECURITY CORPORATION

Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended

	October 1, 2017	October 2, 2016

Cash Flows from Operating Activities:
Net Income	$3,269	$2,405
Adjustment to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	3,095	2,760
Equity Earnings in Joint Ventures	(1,026)	(62)
Foreign Currency Transaction Gain (Loss)	137	(689)
Unrealized Loss Peso Forward Contracts	258	899
Stock Based Compensation Expense	371	428
Change in Operating Assets/Liabilities	(5,745)	(540)
Other, net	(5)	(172)

Net Cash Provided by Operating Activities	354	5,029

Cash Flows from Investing Activities:
Loan to Joint Ventures	-	(850)
Repayments from Loan to Joint Ventures	-	75
Additions to Property, Plant and Equipment	(7,571)	(7,446)
Net Cash Used in Investing Activities	(7,571)	(8,221)

Cash Flow from Financing Activities:
Borrowings on Credit Facility	12,000	8,000
Repayment of Borrowings under Credit Facility	(2,000)	(4,000)
Contribution from Non-controlling Interest	-	2,940
Dividends Paid to Non-Controlling Interest of Subsidiaries	(2,017)	(1,764)
Dividends Paid	(508)	(503)
Exercise of Stock Options and Employee Stock Purchases	25	74

Net Cash Provided by Financing Activities	7,500	4,747

Foreign Currency Impact on Cash	(146)	37

Net Increase in Cash & Cash Equivalents	137	1,592

Cash and Cash Equivalents:
Beginning of Period	8,361	15,477
End of Period	$8,498	$17,069